Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(8,297,080)
Unrealized Gain (Loss) on Market Value of Futures	(15,912,290)
ETF Transaction Fees	16,000
Interest Income	2,416,748
Total Income (Loss)	$(21,776,622)

Expenses
Investment Advisory Fee	$242,936
Brokerage Commissions	68,816
Legal Fees	3,128
Non-interested Directors' Fees and Expenses	38,244
NYMEX License Fee	28,724
Total Expenses	$381,848
Net Gain (Loss)	$(22,158,470)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/07	$546,803,651
Additions (6,400,000 Units)	344,895,506
Withdrawals (5,000,000 Units)	(271,496,414)
Net Gain (Loss)	(22,158,470)

Net Asset Value End of Period	$598,044,273
Net Asset Value Per Unit (10,700,000 Units)	$55.89

To the Limited Partners of United States Oil Fund, LP:

That pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the period ended August 31, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502